Exhibit 3

          CERTIFICATE OF AMENDMENT TO RESTATED ARTICLES
                OF INCORPORATION, AS AMENDED, OF
                     WESTERN RESOURCES, INC.


     We, John E. Hayes, Jr., Chairman of the Board, President, and Chief Executive Officer and Richard D. Terrill, Secretary of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted resolutions setting forth the following amendments to the Restated Articles of Incorporation and declaring their advisability:
     That the Restated Articles of Incorporation of the Company be amended as follows:

     (i)  Reference to the Company as "Surviving Corporation" or
          "Company" shall be amended to refer to the "Corporation".

     (ii) Reference to "Shareholder" shall be amended to refer to "Stockholder".

    (iii) Articles I, IV, XIII, XIV, XV, and XVI relating to the merger of the Kansas Electric Power Company with the Company shall be deleted in their entirety.

     (iv) The remaining Articles shall be renumbered to reflect the deletions in (iii) above.


     Article V shall be amended in its entirety to read as follows:

     The Corporation is organized for profit, and the purpose for which said corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Kansas General
     Corporation Code or any other laws of the State of Kansas, including, but not limited to, the business of an electric and gas utility.



     Article X shall be amended to read in its entirety as follows:

     The Board of Directors may make and from time-to-time may alter, amend, or repeal any By-law, subject to the power of the stockholders to amend, alter, or repeal the same.

     Article XI shall be amended by deleting the words "at any annual or special meeting" to read as follows:

     (a) The number of directors shall not be less than seven nor more than fifteen and the precise number shall be determined from time-to-time by the Board of Directors within such minimum and maximum number, provided, that unless approved by a majority of the stockholders entitled to vote, the number of directors shall not be reduced to terminate the office of a director during the term for which he was elected.


     Article XII shall be amended to read in its entirety as follows:

     Meetings of stockholders may be held within or without the State of Kansas. The books of the Corporation may be kept within or (subject to the applicable provisions of the laws of the State of Kansas) outside of the State of Kansas at such place or places as may be from time-to-time designated by the Board.

     Subject to the rights of holders of Preferred Stock in accordance with Section A of Article IV, only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to be nominated as directors at any meeting of the stockholders of the Corporation. At any meeting of the stockholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For a nomination to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation no less than 35 days nor more than 50 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further however, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and (2) (a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) a representation that the stockholder is a holder of record of the stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. The stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this paragraph, the nomination shall not be accepted.

     At any meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For business to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days nor more than 50 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further however, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2) (a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) a representation that the stockholder is a holder of record of the stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, and (c) any material interest of the stockholder in the proposed business. The stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that the proposed business was not brought before the meeting in accordance with the procedures by this paragraph, the business shall not be considered.

     The notice procedures set forth in this Article XII do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

     We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors held a meeting of shareholders for consideration of the proposed amendments, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the shareholders convened and considered the proposed amendments.
     We further certify that at the meeting a majority of the shares of common stock entitled to vote and a majority of common and preferred shares together entitled to vote, voted in favor of the proposed amendments.
     We further certify that the amendments were duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.
     We further certify that the capital of said corporation will not be reduced under or by reason of said amendments.
     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation the 26th day of May, 1994.




                                   John E. Hayes, Jr.
                                   Chairman of the Board,
                                   President, and Chief Executive
                                   Officer





                                   Richard D. Terrill
                                   Secretary






State of Kansas     )
                    )  ss.
County of Shawnee   )

     Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared John E. Hayes, Jr., Chairman of the Board, President, and Chief Executive Officer, and Richard D. Terrill, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledge that execution of the same this 26th day of May, 1994.



                    Notary Public